Exhibit 1.01

Quanta Services, Inc.

Conflict Minerals Report

(for the Year Ended December 31, 2019)

This Conflict Minerals Report for Quanta Services, Inc. (the “Company,” “Quanta,” “we” or “our”) for the calendar year ended December 31, 2019 is filed in compliance with the reporting requirements of Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Certain terms included in this Conflict Minerals Report are defined within Rule 13p-1 and Release No. 34-67716 issued by the Securities and Exchange Commission (the “SEC”) on August 22, 2012. Therefore, please refer to those sources for such definitions. A copy of this Conflict Minerals Report can be found on our website at www.quantaservices.com.

I.	Applicability of Rule 13p-1

For the calendar year ended December 31, 2019, the Company determined that certain of our subsidiaries were subject to Rule 13p-1 as a result of manufacturing or contracting to manufacture products for sale to third parties reasonably believed to contain tin, tantalum, tungsten and/or gold (the “Conflict Minerals”), where such Conflict Minerals are necessary to the functionality or production of such products.

II.	Reasonable Country of Origin Inquiry

The Company does not source any Conflict Minerals used in the production of its products directly from any smelters or refiners. However, we identified 33 suppliers from whom we may have purchased components containing necessary Conflict Minerals (the “Subject Suppliers”). After identifying this group, we conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the Conflict Minerals used in the production of our products originated in the Democratic Republic of the Congo or an adjoining country or whether they came from recycled or scrap sources. The Company and our third party conflict minerals service provider engaged in a systematic outreach to all Subject Suppliers, utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to request confirmation of the presence of Conflict Minerals in the raw materials or components they supplied to the Company and information regarding the country and facility of origin of any such Conflict Minerals. Specifically, our efforts included sending to each Subject Supplier an initial communication containing the CMRT and providing access to an engagement portal with various educational resources intended to facilitate their understanding of the RCOI process and the CMRT questions. Further, if a Subject Supplier was unable to provide a completed CMRT, other suppliers in the supply chain were engaged in an effort to establish a chain of custody to the smelter or refiner.

After establishing an initial deadline for return of completed CMRTs, several follow-up requests were sent to non-responsive Subject Suppliers. We ultimately received responses from a portion of the Subject Suppliers, certain of which indicated one or more Conflict Minerals was necessary to the functionality or production of the products they supplied to the Company. The responses were evaluated for plausibility, consistency and missing information, and additional information was requested as needed to clarify any imprecise responses. The smelter and refiner information collected was compared against our service provider’s smelter/refiner database, which contains companies that are known metal processors, companies that are exclusive recyclers, countries of origin for certain mines, and conflict-free certification status for certain smelters and refiners.

Based on the results of our RCOI, we have reason to believe that the Conflict Minerals necessary to one or more of the Company’s products may have originated within the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. As such, we conducted further due diligence as described below.

III.	Due Diligence Measures Performed

The Company’s due diligence program was designed based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework. As an initial step in our program, we established an internal, cross-functional team and internal reporting processes to identify the presence of Conflict Minerals within Quanta’s products and supply chain and to determine the applicability of Rule 13p-1.

Additionally, as mentioned above, we engaged a third-party conflict minerals service provider to identify and assess risk in our supply chain and to compile and review available information on smelters and refiners in our supply chain. We utilized the CMRT as a preliminary means to identify the smelters and refiners in our supply chain. Based on the responses we received from the Subject Suppliers, we determined that approximately 15% of the verified smelters and refiners required further diligence on the source and chain of custody of the Conflict Minerals they processed. This determination was based on responses indicating that a Subject Supplier or its supply chain was known or thought to source Conflict Minerals from the Democratic Republic of the Congo or an adjoining country or that Conflict Minerals were sourced from countries which are not known to have reserves.

After establishing the smelters and refiners in our supply chain, we sought to determine those that are certified as conflict-free. To make this determination we relied on internationally accepted audit standards, including the Responsible Minerals Assurance Process, the London Bullion Market Association of Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If a smelter or refiner was not certified by such a standard, further steps were taken to obtain information about its sourcing practices, including countries of origin and transfer, and to determine whether the smelter or refiner maintains internal due diligence procedures or other processes that track the chain of custody of its minerals. In these respects, our third-party conflict minerals service provider reviewed whether the facility has a documented, effective and communicated conflict-free policy, whether the facility has an accounting system to support a mass balance of materials processed, and whether the facility retains traceability documentation. To obtain this information our service provider made up to three attempts to contact each smelter or refiner and reviewed publicly available information.

On an annual basis, we plan to review the risks identified in our supply chain and respond to such risks as necessary. We also produce this annual Conflict Minerals Report, which describes our supply chain due diligence processes and findings in detail and is filed with the SEC and posted on our website at www.quantaservices.com.

IV.	Independent Private Sector Audit and Risk Mitigation

In accordance with the guidance provided in the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued April 29, 2014, this Conflict Minerals Report was not audited by an independent private sector auditor.

With respect to the products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals (described in further detail below), we plan to complete the following steps to mitigate the risk that such Conflict Minerals directly or indirectly finance or benefit armed groups: continue to assess the presence of Conflict Minerals in our supply chain; continue to engage our direct suppliers with annual requests for Conflict Minerals reporting information, targeting a higher response rate; and if ultimately required, conduct an audit of our Conflict Minerals due diligence measures to determine whether they conform, in all material respects, to the criteria set forth in the OECD Framework.

V.	Results of Due Diligence Performed and Product Description

After completion of our due diligence process for the calendar year ended December 31, 2019, we determined that certain of our necessary Conflict Minerals did not originate in the Democratic Republic of the Congo or an adjoining country or originated from recycled or scrap sources. However, we were unable to obtain sufficient information to fully identify all the processing facilities utilized to produce our necessary Conflict Minerals or all the countries of origin of our necessary Conflict Minerals.

The products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals include TransBankers, which are mobile transformer training tools that can be operated at a service center or at a worksite to train electrical line workers. The Conflict Minerals are predominantly utilized in electrical components within these products (e.g., fused disconnects, electric meters and gang switches). Our efforts to determine the mine or location of origin of the necessary Conflict Minerals are set forth above under Due Diligence Measures Performed. Set forth below are the processing facilities and countries of origin that the Company has been able to confirm based on the information provided by our Subject Suppliers and our subsequent due diligence.

Because Quanta is a downstream user of Conflict Minerals, we must rely on the representations and information provided by our Subject Suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by the Subject Suppliers or by a smelter or refiner could affect the accuracy or completeness of the information set forth below or other information contained in this Conflict Minerals Report.

Processing Facilities

Processing Facility Name	Conflict Mineral(s)
8853 S.p.A*	Gold

A.L.M.T. TUNGSTEN Corp.*	Tungsten

Abington Reldan Metals, LLC	Gold

ACL Metais Eireli*	Tungsten

Advanced Chemical Company*	Gold

African Gold Refinery	Gold

Aida Chemical Industries Co., Ltd.*	Gold

Al Etihad Gold Refinery DMCC*	Gold

Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten

Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold

Almalyk Mining and Metallurgical Complex *	Gold

Alpha*	Tin

An Vinh Joint Stock Mineral Processing Company	Tin

AngloGold Ashanti Corrego do Sitio Mineracao*	Gold

Argor-Heraeus SA*	Gold

Asahi Pretec Corporation*	Gold

Asahi Refining Canada Limited*	Gold

Asahi Refining USA Inc.*	Gold

Asaka Riken Co., Ltd.*	Gold Tantalum

Asia Tungsten Products Vietnam Ltd.*	Tungsten

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold

AU Traders and Refiners*	Gold

Aurubis AG*	Gold

Bangalore Refinery*	Gold

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold

Boliden AB*	Gold

C. Hafner GmbH + Co. KG*	Gold

C.I Metales Procesados Industriales SAS	Gold

Caridad	Gold

CCR Refinery - Glencore Canada Corporation*	Gold

Cendres + Métaux SA*	Gold

Processing Facility Name	Conflict Mineral(s)
CGR Metalloys Pvt Ltd.	Gold

Changsha South Tantalum Niobium Co., Ltd.*	Tantalum

Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten

Chenzhou Yunxiang Mining and Metallurgy Company Limited*	Tin

Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin

Chimet S.p.A.*	Gold

China Molybdenum Co., Ltd.	Tungsten

China Tin Group Co., Ltd.*	Tin

Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten

Chugai Mining*	Gold

CNMC (Guangxi) PGMA Co. Ltd.	Tungsten

CP Metals Inc.	Tantalum

D Block Metals, LLC*	Tantalum

Daye Non-Ferrous Metals Mining Ltd.	Gold

Degussa Sonne / Mond Goldhandel GmbH	Gold

Dijlah Gold Refinery FZC	Gold

DODUCO Contacts and Refining GmbH*	Gold

Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin

Dowa*	Gold Tin

DS PRETECH Co., Ltd.	Gold

DSC (Do Sung Corporation)*	Gold

Eco-System Recycling Co., Ltd.*	Gold

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin

EM Vinto*	Tin

Emirates Gold DMCC*	Gold

Estanho de Rondônia S.A.	Tin

Exotech Inc.*	Tantalum

F&X Electro-Materials Ltd.*	Tantalum

Fenix Metals*	Tin

Fidelity Printers and Refiners Ltd.	Gold

FIR Metals & Resource Ltd.*	Tantalum

Processing Facility Name	Conflict Mineral(s)
Fujairah Gold FZC	Gold

Fujian Ganmin RareMetal Co., Ltd.*	Tungsten

Fujian Jinxin Tungsten Co., Ltd.*	Tungsten

Ganzhou Haichuang Tungsten Co., Ltd.*	Tungsten

Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten

Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten

Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten

GCC Gujrat Gold Centre Pvt. Ltd.	Gold

Geib Refining Corporation*	Gold

Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin

Gejiu Kai Meng Industry and Trade LLC*	Tin

Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	Tin

Gejiu Zili Mining And Metallurgy Co., Ltd.*	Tin

Global Advanced Metals Aizu*	Tantalum

Global Advanced Metals Boyertown*	Tantalum

Global Tungsten & Powders Corp.*	Tungsten

Gold Coast Refinery	Gold

Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold

Great Wall Precious Metals Co., Ltd. of CBPM	Gold

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Tin

Guangdong Jinding Gold Limited	Gold

Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten

Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum

Guanyang Guida Nonferrous Metal Smelting Plant*	Tin

Guoda Safina High-Tech Environment Refinery Co., Ltd.	Gold

H.C. Starck Co., Ltd.*	Tantalum

H.C. Starck Hermsdorf GmbH*	Tantalum

H.C. Starck Inc.*	Tantalum

H.C. Starck Ltd.*	Tantalum

H.C. Starck Smelting GmbH & Co.KG*	Tantalum Tungsten

H.C. Starck Tantalum and Niobium GmbH*	Tantalum

H.C. Starck Tungsten GmbH*	Tungsten

Hangzhou Fuchunjiang Smelting Co., Ltd	Gold

Heimerle + Meule GmbH*	Gold

Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum
Heraeus Metals Hong Kong Ltd.*	Gold

Processing Facility Name	Conflict Mineral(s)
Heraeus Precious Metals GmbH & Co. KG*	Gold

HuiChang Hill Tin Industry Co., Ltd.*	Tin

Huichang Jinshunda Tin Co., Ltd.*	Tin

Hunan Chenzhou Mining Co., Ltd.	Gold Tungsten

Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten

Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten

Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold

Hunan Litian Tungsten Industry Co., Ltd.*	Tungsten

HwaSeong CJ Co., Ltd.	Gold

Hydrometallurg, JSC*	Tungsten

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold

International Precious Metal Refiners	Gold

Ishifuku Metal Industry Co., Ltd.*	Gold

Istanbul Gold Refinery*	Gold

Italpreziosi*	Gold

JALAN & Company	Gold

Japan Mint*	Gold

Japan New Metals Co., Ltd.*	Tungsten

Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten

Jiangxi Copper Co., Ltd.*	Gold

Jiangxi Dinghai Tantalum & Niobium Co., Ltd*	Tantalum

Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten

Jiangxi New Nanshan Technology Ltd.*	Tin

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten

Jiangxi Tuohong New Raw Material*	Tantalum

Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten

Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten

JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum

Jiujang Tanbre Co., Ltd.*	Tantalum

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum

JSC “Kirovgrad Hard Alloys Plant”	Tungsten

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold

JSC Uralelectromed*	Gold

JX Nippon Mining & Metals Co., Ltd.*	Gold

Kaloti Precious Metals	Gold

Processing Facility Name	Conflict Mineral(s)
Kazakhmys Smelting LLC	Gold

Kazzinc*	Gold

KEMET Blue Metals*	Tantalum

Kennametal Fallon*	Tungsten

Kennametal Huntsville*	Tungsten

Kennecott Utah Copper LLC*	Gold

KGETS CO., LTD.*	Tungsten

KGHM Polska Miedź Spółka Akcyjna*	Gold

Kojima Chemicals Co., Ltd.*	Gold

Korea Zinc Co. Ltd.*	Gold

Kyrgyzaltyn JSC*	Gold

Kyshtym Copper-Electrolytic Plant ZAO	Gold

L’azurde Company For Jewelry	Gold

Lianyou Metals Co., Ltd.*	Tungsten

Lingbao Gold Company Ltd.	Gold

Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold

L’Orfebre S.A.*	Gold

LSM Brasil S.A.*	Tantalum

LS-NIKKO Copper Inc.*	Gold

LT Metal Ltd.*	Gold

Luna Smelter, Ltd.*	Tin

Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold

Ma’anshan Weitai Tin Co., Ltd.*	Tin

Magnu’s Minerais Metais e Ligas Ltda.*	Tin

Malaysia Smelting Corporation (MSC)*	Tin

Malipo Haiyu Tungsten Co., Ltd.*	Tungsten

Marsam Metals*	Gold

Masan Tungsten Chemical LLC (MTC)*	Tungsten

Materion*	Gold

Matsuda Sangyo Co., Ltd.*	Gold

Melt Metais e Ligas S.A.*	Tin

Metallic Resources, Inc.*	Tin

Metallo Belgium N.V.*	Tin

Metallo Spain S.L.U.*	Tin

Metallurgical Products India Pvt., Ltd.*	Tantalum

Metalor Technologies (Hong Kong) Ltd.*	Gold

Metalor Technologies (Singapore) Pte., Ltd.*	Gold

Metalor Technologies (Suzhou) Ltd.*	Gold

Metalor Technologies S.A.*	Gold

Metalor USA Refining Corporation*	Gold

Processing Facility Name	Conflict Mineral(s)
Metalurgica Met-Mex Penoles, S.A. De C.V*	Gold

Mineração Taboca S.A.*	Tin Tantalum

Minsur*	Tin

Mitsubishi Materials Corporation*	Gold Tin

Mitsui Mining & Smelting Co., Ltd.*	Gold Tantalum

MMTC-PAMP India Pvt., Ltd.*	Gold

Modeltech Sdn Bhd	Gold Tin

Moliren Ltd.*	Tungsten

Morris and Watson	Gold

Moscow Special Alloys Processing Plant*	Gold

Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Gold

Navoi Mining and Metallurgical Combinat	Gold

Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin

NH Recytech Company	Gold

Niagara Refining LLC*	Tungsten

Nihon Material Co., Ltd.*	Gold

Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum

NPM Silmet AS*	Tantalum

O.M. Manufacturing (Thailand) Co., Ltd.*	Tin

O.M. Manufacturing Philippines, Inc.*	Tin

Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold

Ohura Precious Metal Industry Co., Ltd.*	Gold

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Gold

OJSC Novosibirsk Refinery*	Gold

Operaciones Metalurgical S.A.*	Tin

PAMP S.A.*	Gold

Pease & Curren	Gold

Penglai Penggang Gold Industry Co., Ltd.	Gold

Philippine Chuangxin Industrial Co., Inc.*	Tungsten

Planta Recuperadora de Metales SpA*	Gold

Pongpipat Company Limited	Tin

Precious Minerals and Smelting Limited	Tin

PRG Dooel*	Tantalum

Prioksky Plant of Non-Ferrous Metals*	Gold

PT Aneka Tambang (Persero) Tbk*	Gold

Processing Facility Name	Conflict Mineral(s)
PT Artha Cipta Langgeng*	Tin

PT ATD Makmur Mandiri Jaya*	Tin

PT Menara Cipta Mulia*	Tin

PT Mitra Stania Prima*	Tin

PT Refined Bangka Tin*	Tin

PT Timah Tbk Kundur*	Tin

PT Tima Tbk Mentok*	Tin

PX Precinox SA*	Gold

QG Refining, LLC	Gold

QuantumClean*	Tantalum

Rand Refinery (Pty) Ltd.*	Gold

Refinery of Seemine Gold Co., Ltd.	Gold

REMONDIS PMR B.V.*	Gold

Resind Indústria e Comércio Ltda.*	Tin Tantalum

Royal Canadian Mint*	Gold

Rui Da Hung*	Tin

SAAMP*	Gold

Sabin Metal Corp.	Gold

Safimet S.p.A.*	Gold

SAFINA A.S.	Gold

Sai Refinery	Gold

Samduck Precious Metals*	Gold

SAMWON METALS Corp.	Gold

SAXONIA Edelmetalle GmbH*	Gold

SEMPSA Joyería Platería S.A.*	Gold

Shandong Humon Smelting Co., Ltd.	Gold

Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold

Sichuan Tianze Precious Metals Co., Ltd.*	Gold

Singway Technology Co., Ltd.*	Gold

SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold

Soft Metais Ltda.*	Tin

Solar Applied Materials Technology Corp.*	Gold

Solikamsk Magnesium Works OAO*	Tantalum

Sovereign Metals	Gold

State Research Institute Center for Physical Sciences and Technology	Gold

Sudan Gold Refinery	Gold

Processing Facility Name	Conflict Mineral(s)
Sumitomo Metal Mining Co., Ltd.*	Gold

SungEel HiMetal Co., Ltd.*	Gold

Super Ligas	Tin

T.C.A S.p.A*	Gold

Taki Chemical Co., Ltd.*	Tantalum

Tanaka Kikinzoku Kogyo K.K.*	Gold

Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten

Telex Metals*	Tantalum

Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin

Thaisarco*	Tin

The Refinery of Shandong Gold Mining Co., Ltd.*	Gold

Tin Technology & Refining*	Tin

Tokuriki Honten Co., Ltd.*	Gold

TongLing Nonferrous Metals Group Holdings Co., Ltd.	Gold

Tony Goetz NV	Gold

TOO Tau-Ken-Altyn*	Gold

Torecom*	Gold

Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin

Ulba Metallurgical Plant JSC*	Tantalum

Umicore Brasil Ltda.*	Gold

Umicore Precious Metals Thailand*	Gold

Umicore S.A. Business Unit Precious Metals Refining*	Gold

Unecha Refractory Metals Plant*	Tungsten

United Precious Metal Refining, Inc.*	Gold

Valcambi S.A.*	Gold

Western Australian Mint trading as The Perth Mint*	Gold

White Solder Metalurgia e Mineração Ltda.*	Tin

WIELAND Edelmetalle GmbH*	Gold

Wolfram Bergbau und Hütten AG*	Tungsten

Woltech Korea Co., Ltd.*	Tungsten

Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten

Xiamen Tungsten Co., Ltd.*	Tungsten

Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten

Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten

XinXing Haorong Electronic Material Co., Ltd.*	Tantalum

Yamakin Co., Ltd.*	Gold

Processing Facility Name	Conflict Mineral(s)
Yanling Jincheng Tantalum & Niobium Co., Ltd.*	Tantalum

Yokohama Metal Co., Ltd.*	Gold

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin

Yunnan Copper Industry Co., Ltd.	Gold

Processing Facility Name	Conflict Mineral(s)
Yunnan Tin Company Limited*	Tin

Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Tin

Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold

*

Smelter certified as conflict-free by the Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program and /or the Responsible Jewellery Council Chain-of-Custody Certification as of April 1, 2020.

Countries of Origin

Angola	Guyana	Peru

Argentina	Hong Kong	Philippines

Armenia	Hungary	Poland

Australia	India	Portugal

Austria	Indonesia	Russia

Belarus	Ireland	Rwanda

Belgium	Israel	Saudi Arabia

Bermuda	Italy	Sierra Leone

Bolivia	Ivory Coast	Singapore

Brazil	Japan	Slovakia

Burundi	Jersey	South Africa

Cambodia	Kazakhstan	South Korea

Canada	Kenya	South Sudan

Central African Republic	Kyrgyzstan	Spain

Chile	Laos	Suriname

China	Luxembourg	Sweden

Colombia	Madagascar	Switzerland

Congo (Brazzaville)	Malaysia	Taiwan

Czech Republic	Mali	Tajikistan

Djibouti	Mexico	Tanzania

DRC – Congo (Kinshasa)	Mongolia	Thailand

Ecuador	Morocco	Turkey

Egypt	Mozambique	Uganda

Estonia	Myanmar	United Arab Emirates

Ethiopia	Namibia	United Kingdom

Finland	Netherlands	United States of America

France	New Zealand	Uzbekistan

Germany	Niger	Vietnam

Ghana	Nigeria	Zambia

Guinea	Papua New Guinea	Zimbabwe